Exhibit 99.1

FibroBiologics Appoints Leigh Steinberg to Board of Directors

Legendary Sports Agent, Attorney, and Longtime Advocate for Human Longevity and Brain Health Joins Board

HOUSTON, August 24, 2026 /PRNewswire/ -- FibroBiologics, Inc. (Nasdaq: FBLG) ("FibroBiologics"), a clinical-stage biotechnology company with 270+ patents issued and pending with a focus on the development of therapeutics and potential cures for chronic diseases using fibroblasts and fibroblast-derived materials, today announced the appointment of Leigh Steinberg to its Board of Directors. Widely regarded as the most influential sports agent of his generation, Mr. Steinberg brings five decades of dealmaking experience, a deep commitment to human longevity research, and a long record of initiatives in chronic disease awareness and management.

Pete O'Heeron, Chief Executive Officer and Chairman of FibroBiologics, said, "Leigh has spent his career looking around corners. Long before brain health and longevity became national conversations, he was convening physicians and researchers to protect the long-term health of his athletes, and he has carried that same focus into chronic disease advocacy for decades. His negotiating skill is unmatched, and his circle of influence and contacts across sports, medicine, business, and media is simply unparalleled. As we advance our fibroblast-based pipeline, including our human longevity program, Leigh will be a powerful voice at our board table and a tremendous asset to our shareholders."

"I have spent much of my life asking how we help people live longer, healthier lives, from the brain health summits I began holding for my players in the 1990s to my ongoing work in longevity and chronic disease awareness," said Mr. Steinberg. "FibroBiologics is attacking chronic disease at its roots with fibroblast cell therapy, and the breadth of its science and patent portfolio is remarkable. I am honored to join the Board and to put my experience, my relationships, and my negotiating background to work for the company and the patients it aims to serve."

Mr. Steinberg is the Chief Executive Officer of Steinberg Sports & Entertainment. Over a career spanning more than 50 years, he has represented over 300 professional athletes across football, baseball, basketball, boxing, and Olympic sports, including a record eight No. 1 overall picks in the NFL Draft and more than 60 first-round selections. He has negotiated over $4 billion in contracts for his clients and directed more than $800 million to charities around the world, earning commendations from Congress, numerous cities and states, and Presidents Reagan, Bush, and Clinton. His career served as the inspiration for the Academy Award-winning film Jerry Maguire.

Beyond the negotiating table, Mr. Steinberg has been a pioneering advocate for long-term human health. Beginning in 1994, he organized annual brain health summits that brought leading neurologists together with athletes to address the risks of traumatic brain injury, work that helped bring concussion awareness into the national spotlight. He recently launched the Leigh Steinberg Foundation to fund research and promote awareness, prevention, and treatment of neurological injury, and he is a passionate champion of health technologies that extend performance, manage pain, and enhance longevity. Mr. Steinberg is the best-selling author of Winning with Integrity, a guide to non-confrontational negotiation, and The Agent: My 40-Year Career of Making Deals and Changing the Game. He holds a B.A. in political science and a J.D. from the University of California, Berkeley.

For more information, please visit FibroBiologics' website, email FibroBiologics at info@fibrobiologics.com or follow FibroBiologics on LinkedIn, YouTube, Facebook or X.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning plans for, and the anticipated timing of the initiation of and results from, FibroBiologics' clinical trials and research and development programs, and the potential clinical benefits of fibroblasts and fibroblast-derived materials. These forward-looking statements are based on FibroBiologics' management's current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FibroBiologics' management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption "Risk Factors" and elsewhere in FibroBiologics' annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC's website, www.sec.gov. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) risks related to FibroBiologics' liquidity and its ability to maintain capital resources sufficient to conduct its business; (b) expectations regarding the initiation, progress and expected results of FibroBiologics' R&D efforts and preclinical studies; (c) the unpredictable relationship between R&D and preclinical results and clinical study results; (d) the ability of FibroBiologics to successfully prosecute its patent applications, (e) FibroBiologics' ability to manufacture its product candidates; and (f) FibroBiologics' ability to conduct clinical trials. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FibroBiologics assumes no obligation and, except as required by law, does not intend to update, or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. FibroBiologics gives no assurance that it will achieve its expectations.

General Inquiries:
info@fibrobiologics.com

Investor Relations:
Nic Johnson
Russo Partners
(212) 845-4242
fibrobiologicsIR@russopr.com

Media Contact:
Liz Phillips
Russo Partners
(347) 956-7697
Elizabeth.phillips@russopartnersllc.com